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                                                                   Exhibit 23.15


                       CONSENT OF DAY, BERRY & HOWARD LLP

We hereby consent to the references to Day, Berry & Howard LLP in the tax opinion of Deloitte & Touche LLP filed as an exhibit to Amendment No. 3 of the Registration Statement on Form S-4 of Saratoga Resources, Inc., a Delaware corporation, Registration No. 333-78501.


DAY, BERRY & HOWARD LLP

/s/ Day, Berry & Howard LLP

July 29, 1999